CONTACT:
                                                         James C. Rowan Jr.
                                                         Office:  (860) 722-5180


FOR IMMEDIATE RELEASE

                        HSB GROUP, INC. DECLARES DIVIDEND

HARTFORD, Conn., November 2, 1998 -- The Board of Directors of HSB Group, Inc. (NYSE-HSB) today declared a regular quarterly dividend of 42 cents per share. The dividend will be payable on January 28, 1999, to shareholders of record at the close of business on January 11, 1999. This marks the 128th consecutive year in which Hartford Steam Boiler has paid a dividend, one of the longest records of the New York Stock Exchange.

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